SCHEDULE 14A
(Section 14(a))

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                 Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12

                            SPACEHAB, INCORPORATED
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.


(1)  Title of each class of securities to which transaction applies:


                          Common Stock (no par value)

--------------------------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set for the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

--------------------------------------------------------------------------------
(2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
(3)  Filing Party:

--------------------------------------------------------------------------------
(4)  Date Filed:

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

                                    [LOGO of SPACEHAB]

                              September 11, 2000


Dear Stockholder:

          You are cordially invited to attend the 2000 Annual Meeting of Stockholders of SPACEHAB, Incorporated (the "Company") to be held at its corporate offices located at 300 D Street, S.W., Washington, D.C. on October 12, 2000 at 10:00 a.m. Information about the meeting, the nominees for directors and the proposals to be considered is presented in the Notice of Annual Meeting and the proxy statement on the following pages.

          At the meeting, you will be asked (i) to elect 10 directors to the Company's Board of Directors (nine to be selected by the holders of the Company's Common Stock and one to be selected by the holders of the Company's Series B Senior Convertible Preferred Stock), each for a one-year term expiring at the 2001 Annual Meeting of Stockholders, and (ii) to ratify the appointment of Ernst & Young LLP as independent public accountants for the Company. The Board of Directors has unanimously approved these proposals and we urge you to vote in favor of these proposals and such other matters as may be submitted to you for a vote at the meeting.

          Your participation in SPACEHAB's affairs is important, regardless of the number of shares you hold. To ensure your representation at the meeting, even if you anticipate attending in person, we urge you to mark, sign, date and return the enclosed proxy card promptly. If you attend, you will, of course, be entitled to vote in person.

          Thank you for your assistance in returning your proxy card promptly.

                              Sincerely



                              DR. SHELLEY A. HARRISON
                              Chairman and Chief Executive Officer

                                  [LOGO of SPACEHAB]

                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of SPACEHAB, Incorporated:

          The 2000 Annual Meeting of Stockholders (the "Annual Meeting") of SPACEHAB, Incorporated (the "Company") will be held at the Company's headquarters, 300 D Street, S.W., Suite 814, Washington, D.C. on October 12, 2000 at 10:00 a.m., for the following purposes:

          1. To elect 10 directors to the Company's Board of Directors, each to hold office until their successors are elected at the 2001 Annual Meeting of Stockholders;

          2. To ratify the appointment of Ernst & Young LLP as independent public accountants for the Company; and

          3. To transact such other business as may properly come before the meeting and any adjournment thereof.

          A proxy statement with respect to the Annual Meeting accompanies and forms a part of this Notice. The Annual Report of the Company for the fiscal year ended June 30, 2000 also accompanies this Notice.

          The Board of Directors has fixed the close of business on August 23, 2000 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

                              By Order of the Board of Directors,



                              Julia A. Pulzone
                              Senior Vice President, Finance, Chief Financial
                               Officer, and Secretary

Washington, D.C.
September 11, 2000

                            YOUR VOTE IS IMPORTANT

              PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD
 AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO
                          ATTEND THE ANNUAL MEETING.

                            SPACEHAB, Incorporated
                               300 D Street, SW
                                   Suite 814
                             Washington, DC 20024

                            SPACEHAB, INCORPORATED
                         300 D Street, S.W., Suite 814
                            Washington, D.C. 20024


                                PROXY STATEMENT


                              GENERAL INFORMATION

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of SPACEHAB, Incorporated, a Washington corporation, of proxies to be voted at the 2000 Annual Meeting of Stockholders on October 12, 2000. This proxy statement, the accompanying proxy card and Annual Report to Stockholders are first being mailed to stockholders on or about September 11, 2000.

Voting Securities

     The Board of Directors has fixed the close of business on August 23, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the 2000 Annual Meeting. As of the record date, there were outstanding 11,345,032 shares of SPACEHAB's Common Stock, no par value per share, and 1,333,334 shares of SPACEHAB's Series B Senior Convertible Preferred Stock, no par value per share. Holders of Common Stock and Series B Senior Convertible Preferred Stock are entitled to notice of the 2000 Annual Meeting and to one vote per share of Common Stock or Series B Senior Convertible Preferred Stock owned as of the record date at the 2000 Annual Meeting. Holders of the Company's Common Stock and Series B Senior Convertible Preferred Stock generally vote together as a single class, except that the holders of Series B Senior Convertible Preferred Stock, voting separately as a class, are entitled to elect one director and the holders of the Company's Common Stock are entitled to elect the remaining directors of the Company.

Proxies

     Dr. Shelley A. Harrison and Mr. David A. Rossi, the persons named as proxies on the proxy card accompanying this proxy statement, were selected by the Board of Directors to serve in such capacity. Dr. Harrison is Chairman of the Board of Directors and Chief Executive Officer and Mr. Rossi is a member of the Board of Directors and President and Chief Operating Officer. Each stockholder giving a proxy has the power to revoke it at any time before the shares represented by that proxy are voted. Revocation of a proxy is effective when the Secretary of the Company receives either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the 2000 Annual Meeting.

Voting of Proxies

     Because many SPACEHAB stockholders are unable to attend the Company's Annual Meeting, the Board of Directors solicits proxies to give each stockholder an opportunity to vote on all matters scheduled to come before the meeting and set forth in this proxy statement. Stockholders are urged to read carefully the material in this proxy statement, specify their choice on each matter by marking the appropriate boxes on the enclosed proxy card, and sign, date and return the card in the enclosed stamped envelope.

     If no choice is specified and the card is properly signed and returned, the shares will be voted by the persons named as proxies in accordance with the recommendations of the Board of Directors contained in this proxy statement.

Quorum; Method of Tabulation

     The holders of at least one-third of all issued outstanding shares of Common Stock and Series B Senior Convertible Preferred Stock entitled to vote at the 2000 Annual Meeting, if represented in person or by proxy, will constitute a quorum at that meeting. Under applicable law and the Company's articles of incorporation and by-laws, and assuming that a quorum is present, in the election of directors, the persons elected will be the persons receiving the greatest number of votes, up to the number of directors to be elected by the holders of Common Stock and Series B Senior Convertible Preferred Stock, respectively, of the stockholders of the respective class present in person or by proxy and entitled to vote thereon; provided that no stockholder shall be allowed to cumulate his or her votes.

     At the 2000 Annual Meeting, the vote of a majority of the outstanding shares of Common Stock and Series B Senior Convertible Preferred Stock entitled to vote at the meeting voting together is required to ratify the appointment of Ernst & Young LLP as the independent public accountants of the Company's financial statements for the fiscal year ending June 30, 2001.

     One or more inspectors of election appointed for the meeting will tabulate the votes cast in person or by proxy at the Annual Meeting and will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                      PROPOSAL 1 - ELECTION OF DIRECTORS

     A Board of 10 directors will be elected at the Annual Meeting, nine by the holders of Common Stock and one by the holders of the Series B Senior Convertible Preferred Stock. All directors shall hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. The Company's articles of incorporation authorize the Board of Directors from time to time to determine the number of its members. Vacancies in unexpired terms and any additional positions created by board action may be filled by action of the existing Board of Directors at that time, and any director who is appointed in this fashion will serve until the next annual meeting of stockholders or until a successor is duly elected and qualified.

     The nominees for whom the enclosed proxy is intended to be voted are set forth below. It is contemplated that all nominees will be available for election, but if one or more is not, the proxy will be voted in accordance with the best judgment of the proxyholder for such person or persons as may be designated by the Board of Directors unless the stockholder has directed otherwise.

Nominees for Election as Directors by Holders of Common Stock:

Hironori Aihara

     Mr. Aihara (age 62) has served as a director of the Company since April 1992. Mr. Aihara is currently President and Chief Executive Officer of Mitsubishi International Corporation and Chief Executive Officer for the Americas, Mitsubishi International Corporation, a position he assumed in 2000. Since April 1998 he has served as Executive Vice President, Mitsubishi Corporation and previously he was group executive to the Information Systems and Services Group at Mitsubishi Corporation, overseeing the company's activities in the aerospace, telecommunications, multimedia and computer sectors. He has also been a director of Mitsubishi Corporation since 1992. Mr. Aihara's prior responsibilities include a four-year term as General Manager of Mitsubishi's Aerospace Division, responsible for all of the company's aerospace activities. He also spent six years working at the New York headquarters of Mitsubishi International Corporation, the U.S. arm of Mitsubishi Corporation. From September 1995 through May 1998, Mr. Aihara served as a special member of the Space Activities Commission, the highest level organization within the Japanese government overseeing space activities, on the Sub-Committee for Space Environment Utilization to help develop a new long range plan for Japanese space activities.

Melvin D. Booth

     Mr. Booth (age 55) has served as President, Chief Operating Officer and a director of MedImmune, Inc. since October 1998. From July 1995 until October 1998, Mr. Booth was President, Chief Operating Officer and a director of Human Genome Sciences, Inc. Prior to July 1995, Mr. Booth was with Syntex Corporation and its subsidiaries from 1975 to 1995 in several capacities, including President of Syntex Laboratories, Inc. Mr. Booth also serves on the Boards of NovaScreen Biosciences (formerly Oceanix Biosciences Corporation) and Neoprobe Corporation.

Dr. Edward E. David, Jr.

     Dr. David (age 75) has served as a director of the Company since August 1993. Dr. David is currently the President of Edward E. David, Inc., advisors to industry, government and academia on technology, research and innovation. Dr. David was Science Advisor to President Nixon and Director of the White House Office of Science and Technology from 1970 to 1973. He has also served as President of Exxon Research and Engineering Company from 1977 to 1986, and as Executive Director of Bell Telephone Laboratories from 1950 to 1970. Dr. David is also a director of Aquasearch, Inc., Intermagnetics General Corp., Medjet, Inc., Protein Polymer Technologies Inc., and Kenan Systems Corporation. Dr. David is also Principal and Vice President of the Washington Advisory Group, LLC.

Richard Fairbanks

     Mr. Fairbanks (age 59) has served as Managing Director and President and Chief Executive Officer of the Center for Strategic and International Studies in Washington, DC since 1992 and currently serves as counselor to the organization. Mr. Fairbanks is an attorney who has engaged in private practice as well as a wide range of government service. Mr. Fairbanks is also a director of Hercules, Inc., SEACOR SMIT, Inc. and GATX Corporation, and founder of the American Refugee Committee of Washington.

Dr. Shelley A. Harrison

     Dr. Harrison (age 57) has served as the Company's Chief Executive Officer since April 1996, Chairman of the Board of Directors since August 1993 and has been a member of the Company's Board of Directors since 1987. Dr. Harrison was a Member of Technical Staff at Bell Telephone Laboratories and a Professor of Electrical Sciences at the State University of New York at Stony Brook. In 1973, Dr. Harrison co-founded Symbol Technologies Inc., the world's leading provider of bar-code laser scanners and portable terminals, where he served as Chairman and Chief Executive Officer until 1982. As President of Harrison Enterprises from 1982 to 1986, he managed venture financings and technology start-ups. Since 1987, Dr. Harrison has been a managing general partner of a high technology venture capital fund, Poly Ventures, L.P. Dr. Harrison is also a director of AppliedTheory Corporation, click2learn.com, Information Resource Engineering, Inc., and NetManage, Inc., and several privately held high technology portfolio companies.

Gordon S. Macklin

     Mr. Macklin (age 72) has served as a director of the Company since October 1996. Mr. Macklin was Chairman of White River Corporation, an information services company, from 1993-1998. From 1987 to 1992, he was Chairman of Hambrecht & Quist, Inc., a venture capital and investment banking company. Mr. Macklin served as President of the National Association of Securities Dealers, Inc. from 1970 to 1987. Mr. Macklin is a director, trustee, or managing general partner, as the case may be, of 49 of the investment companies in the Franklin Templeton Group, and a director of Martek Biosciences Corporation, MedImmune, Inc., Overstock.com, White Mountains Insurance Group, Ltd., and WorldCom, Inc. (formerly MCI Communications Corporation).

David A. Rossi

     Mr. Rossi (age 43) was appointed a director in May, 2000 to fill a vacancy on the Board created by the death of Chester M. Lee. Mr. Rossi has served as the Company's President and Chief Operating Officer since January 1998. Mr. Rossi was Senior Vice President - Business Development from February 1991 through January 1998. Prior to joining the Company, Mr. Rossi held several positions at Orbital Sciences, a publicly held space technology company, including Director of Business Development.

Yury P. Semenov

     Dr. Semenov (age 65) is the President of S. P. Korolev Rocket and Space Corporation Energia, Designer General and Head of RSC-Energia General Design Office, Russia's aerospace industry leader. Prior to his appointment to President, Dr. Semenov served as Designer General for numerous aerospace facilities, including the Soyuz and Progress vehicles, and the Salyut and Mir space stations. Dr. Semenov initiated RSC-Energia's participation in the International Space Station program and supervised the building and operation of the Sea Launch facility. Under his leadership, RSC-Energia is also developing the Yamal telecommunication satellite system, various launch vehicles, and advanced aerospace systems. Dr. Semenov is a full member of the Russian Academy of Sciences, Doctor of Science and Technology, full professor.

James R. Thompson

     Mr. Thompson (age 64) has served as a director of the Company since August 1993. Mr. Thompson is a director and the President and Chief Operating Officer of Orbital Sciences Corporation. From 1993 to 1999, he served as Executive Vice President and General Manager of the Launch Systems Group of Orbital Sciences Corporation. Mr. Thompson served as NASA's Deputy Administrator from 1989 to 1991. Prior to that time, Mr. Thompson served as Director of the Marshall Spaceflight Center in Huntsville, Alabama from September 1986 to July 1989. Mr. Thompson is also a director of MacDonald, Detweiler and Associates, LTD.

Stockholder Agreements

     Four stockholders of the Company have entered into separate letter agreements in which each agreed to vote its shares of Common Stock to elect the nominee proposed by Mitsubishi Corporation. Mr. Aihara is that nominee.

Nominees for Election as Directors by Holders of Series B Senior Convertible Preferred Stock:

     The Company's articles of incorporation provide that the holders of the Company's Series B Senior Convertible Preferred Stock, voting as a separate class, may elect one director to the Company's Board of Directors. Astrium GmbH (formerly DaimlerChrysler Aerospace AG), the shareholder of the Company's outstanding shares of Series B Senior Convertible Preferred Stock has informed the Company of its intention to nominate and elect Mr. Josef Kind as a director of the Company at the 2000 Annual Meeting.

Josef Kind

     Mr. Kind (age 52) has served as a director of the Company since August 1999. He is President of the Space Infrastructure Astrium, N.V. (formerly DaimlerChrysler Aerospace AG) and a Member of the Board of Astrium, N.V. Astrium, N.V. is a shareholder of Astrium, GmbH. Prior to joining Space Infrastructure Astrium in 1995, Mr. Kind served as Senior Vice President, Personnel Policy, Deutsche Aerospace AG, Munich from 1991 to 1995 and as Vice President, Personnel Development from 1989 to 1991.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE.

The Board of Directors and its Committees

Board Meetings

     In fiscal year 2000, there were five meetings of the Board of Directors (including regularly scheduled and special meetings). During fiscal year 2000, one director of the Company, Giuseppe Viriglio, participated in fewer than 75% of the aggregate number of meetings of the Board of Directors and the committees thereof on which he served.

Committees of the Board of Directors

     The Committees of the Board of Directors consist of the Executive Committee, the Audit Committee, the Compensation Committee and the Stock Option Committee. The Board of Directors does not have a Nominating Committee. Information concerning the committees is set forth below.

     The Executive Committee is responsible for all matters which arise between regular meetings of the Board of Directors and has all the powers and authority of the Board, except as such powers and authority may be limited by the Company's by-laws or by applicable laws. The Executive Committee currently consists of Dr. Harrison (Chairman), Mr. Booth, Mr. Kind, Mr. Macklin, and Mr. Thompson. During fiscal year 2000, the Executive Committee met four times.

     The Audit Committee recommends the appointment of a firm of independent public accountants to audit the Company's financial statements, as well as oversees the performance, and reviews the scope of the audit performed by the Company's independent accountants. The Audit Committee also reviews the audit scope, audit plans and procedures, the types of non-audit services, changes in accounting policies and the use of the independent accountants for non-audit services and the estimated fees for the coming year. The Audit Committee currently consists of Mr. Macklin (Chairman), Mr. Fairbanks and Mr. Thompson. During fiscal year 2000, the Audit Committee met twice.

     The Compensation Committee determines the compensation and benefits of all officers of the Company and establishes general policies relating to compensation and benefits of employees of the Company. The Compensation Committee currently consists of Mr. Thompson (Chairman), Dr. David and Dr. Harrison. During fiscal year 2000, the Compensation Committee met once.

     The Stock Option Committee administers the Company's 1994 Stock Incentive Plan, the 1995 Directors' Stock Option Plan and the Employee Stock Purchase Plan in accordance with the terms and conditions set forth in those plans. The Stock Option Committee currently consists of Mr. Thompson (Chairman) and Dr. David. During fiscal year 2000, the Stock Option Committee met once.

Compensation Committee Interlocks and Insider Participation

     Dr. Harrison, the Company's Chairman and Chief Executive Officer, is a member of the Compensation Committee.

Director Compensation

     The Company pays each non-employee director a $10,000 annual retainer to serve on the Board of Directors and a fee of $500 per day for each meeting attended. In addition, all directors are reimbursed for expenses incurred in connection with their attendance at meetings. The Company also compensates its directors through the 1995 Directors' Stock Option Plan, pursuant to which each director who is not an employee of the Company and who is elected or continues as a member of the Board of Directors is entitled to receive annually options to purchase 5,000 shares of SPACEHAB's Common Stock at an exercise price equal to fair market value; provided, however, that no director may receive under the 1995 Director's Stock Option Plan, as currently in effect, options to purchase an aggregate of more than 25,000 shares of Common Stock.

Executive Officers of the Company who are not Nominees

     Set forth below is a summary of the background and business experience of the executive officers of the Company who are not nominees for the Board of Directors.

Daniel A. Bland, Jr.

     Mr. Bland (age 56) has served as Senior Vice President, Flight Services since March 2000. Mr. Bland is responsible for mission preparation and execution activities under the Company's Research and Logistics Missions (REALMS) contract. In addition to these duties, Mr. Bland served from 1997 to 2000 as the Vice President, REALMS and REALMS Program Manager. Mr. Bland began his career with NASA in 1966, initially supporting the Apollo and Apollo-Soyuz projects from 1966 to 1975 and from 1975 to 1994 managed programs within the Space Shuttle and International Space Station projects at Johnson Space Center.

Michael E. Kearney

     Mr. Kearney (age 57) has served as the Company's Senior Vice President, Business Development since January 1998. Previously, Mr. Kearney served as Vice President for Marketing and Sales and Business Development, positions he held since joining the Company in 1994. From 1991 through 1994, he held several positions at McDonnell Douglas. Mr. Kearney served for 25 years as a U.S. Navy Aeronautical Engineering Officer and flew Navy fighter aircraft both in combat and in a production acceptance role.

John M. Lounge

     Mr. Lounge (age 55) has served as Senior Vice President, EnterpriseTM program since March 2000. Mr. Lounge served as the Company's Senior Vice President, Flight Systems Development from 1996 to 2000. Prior to assuming his current responsibilities, Mr. Lounge served as the Company's Mir Program Manager from 1995 to 1996 and served as the Company's Director of Flight Operations from 1991 to 1995. Prior to joining the Company, Mr. Lounge was an astronaut and flew on three Space Shuttle missions. Prior to joining NASA in 1978, Mr. Lounge served nine years of active duty in the U.S. Navy in a variety of assignments, including flying 100 combat missions in Southeast Asia as a Naval Flight Officer in the F4 Phantom.

Julia A. Pulzone

     Ms. Pulzone (age 38) has served as the Company's Senior Vice President, Finance and Chief Financial Officer and Secretary since February 2000. Prior to joining the Company, Ms. Pulzone was Vice President and Chief Financial Officer of Paragren Technologies, Inc. in Reston, Virginia, a leading provider of high-performance marketing automation software. Before joining Paragren, Ms. Pulzone served as Director of Accounting with AMISYS Managed Care Systems, Inc. of Rockville, Maryland, directing the initial public offering process for the company. She also has served as Director of Financial Reporting and Taxes for Telos Corporation of Reston, Virginia.

John Satrom

     Mr. Satrom (age 39) was named Vice President and General Manager of Astrotech Space Operations, Inc. in April 2000. Mr. Satrom is responsible for management of the Astrotech business unit, including both the Payload Processing and Sounding Rocket divisions. Prior to joining the Astrotech organization in 1998, Mr. Satrom was Manager of the Launch Integration and Operations Department for Space Systems/Loral in Palo Alto, California and worked on the Atlas program at Cape Canaveral for General Dynamics Space System Division. From 1983 to 1990, Mr. Satrom served as an Air Force officer at both Vandenberg Air Force Base in California and Cape Canaveral Air Station in Florida, working on the missile flight test program and the Space Shuttle program.

W. Thomas Short

     Mr. Short (age 68) is President of Johnson Engineering Corporation, or JE, and a Senior Vice President of SPACEHAB. JE became a wholly owned subsidiary of SPACEHAB on July 1, 1998. Mr. Short's involvement in JE began in 1994, where he was the President, Chief Operating Officer and one of the principal owners. He began his career in the aerospace industry in 1959 after serving for three years as a pilot in the United States Air Force. He was a senior manager for North American Aviation on the Apollo program, a division Vice President with Rockwell International in the early days of the Space Shuttle program, and has been the President and owner of several successful engineering service companies.

               PROPOSAL 2 - APPOINTMENT OF INDEPENDENT AUDITORS

     The Audit Committee has recommended and the Board of Directors, acting through its Executive Committee and subject to ratification by the Company's shareholders, has approved the appointment of Ernst & Young LLP as independent public accountants for fiscal year 2001, subject to stockholder ratification.

     On September 7, 2000, the Company decided not to engage KPMG LLP and selected Ernst & Young LLP to audit the Company's consolidated financial statements for the fiscal year ending June 30, 2001. The consolidated financial statements for fiscal year 2000 are also included in the Annual Report to Stockholders that accompanies this proxy statement. The change in accountants was recommended and authorized by the Audit Committee of the Company's Board of Directors.

     Before arriving at its recommendation to the Board of Directors that the Company change its independent public accountants, the Audit Committee reviewed a proposal from KPMG LLP and evaluated the performance of KPMG LLP with respect to the audit of the consolidated financial statements and reports thereon for fiscal year 2000 and prior fiscal years. The Audit Committee sought and reviewed proposals for services from three nationally recognized accounting firms. The Board of Directors approved the selection of Ernst & Young LLP as independent accountants based on the recommendation of the Audit committee that reviews and approves in advance the audit scope, audit plans and procedures, the types of non-audit services, changes in accounting policies, the use of independent accountants for non-audit services and the estimated fees for the coming year.

     KPMG LLP has served as the Company's principal accountants since 1985. KPMG LLP's reports on the Company's consolidated financial statements for fiscal years 2000 and 1999 did not contain any adverse opinion or disclaimer, nor was either of those reports qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and the subsequent interim period through September 7, 2000, there were no disagreements between the Company and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the subject matter of the disagreement in its reports and (ii) there were no events of the kind that are described in Item 304(a)(1)(v) of Regulation S-K under the Securities Act of 1933, as amended.

     The foregoing information regarding the change in the Company's principal accountants will be reported by the Company in a Current Report on Form 8-K, to be filed with the Securities and Exchange Commission on or about September 14, 2000.

     Representatives of KPMG LLP and Ernst & Young LLP are not expected to be present at the 2000 Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF Ernst & Young LLP AS INDEPENDENT PUBLIC ACCOUNTANT OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2001.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth at June 30, 2000, certain information regarding the beneficial ownership of the Company's outstanding Common Stock and Series B Senior Convertible Preferred Stock held by (i) each person known by the Company to own beneficially more than five percent of any outstanding class of the Company's capital stock, (ii) each of the Company's directors and director nominees, (iii) the Named Executive Officers (as identified in the Summary Compensation table of this proxy statement) and (iv) all directors and executive officers of the Company as a group:

                                                                       Amount and Nature of   Percentage of
                                                                       Beneficial Ownership      Class/(1)/
                                                                       --------------------   -------------
Name and Address Beneficial Owners:
Series B Senior Convertible Preferred Stock
Astrium N.V..........................................................          1,333,334                100 %

Common Stock
Special Situations Fund III, L.P.....................................            852,600/(2)/          7.52
Special Situations Technology Fund, L.P..............................            220,000/(2)/          1.94
Special Situations Cayman Fund, L.P..................................            283,500/(2)/          2.50
State of Wisconsin Investment Board..................................          1,207,000/(3)/         10.64
SPACEHAB Taiwan, Inc.................................................            791,666/(4)/          6.98
Zesiger Capital Group LLC............................................            791,994/(5)/          6.98
Franklin Resources, Inc..............................................            623,690/(6)/          5.46
Mitsubishi Corporation...............................................            614,582/(7)/          5.42
Investment Counselors of Maryland....................................            590,000/(8)/          5.20

Non-Employee Directors:
Hironori Aihara......................................................             25,000/(9)/           *
Melvin D. Booth......................................................                  -                *
Dr. Edward E. David, Jr..............................................             25,000/(10)/          *
Richard Fairbanks....................................................                  -                *
Josef Kind...........................................................                  -                *
Gordon S. Macklin....................................................             80,000/(11)/          *
James R. Thompson....................................................             25,000/(12)/          *
Guiseppe Viriglio....................................................             15,000/(13)/          *
Named Executive Officers:
Dr. Shelley A. Harrison..............................................            702,914/(14)/         5.88
Michael A. Kearney...................................................             61,038/(15)/          *
David A. Rossi.......................................................            149,411/(16)/         1.30
John M. Lounge.......................................................            119,633/(17)/         1.04
W. Thomas Short......................................................            106,294/(18)/          *
All Directors and Executive Officers as a Group (19 persons).........          1,586,016              12.67

__________________

(*) Indicates beneficial ownership of less than 1% of the outstanding shares of Common Stock

(1) Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by a person, but not deemed outstanding for the purpose of calculating the number and percentage owned by any other person listed. As of June 30, 2000, the Company had 11,345,202 shares of Common Stock outstanding.

(2) Represents a total of 1,356,100 shares held by Special Situations, L.P., Special Situations Technology Fund, L.P., and Special Situations Cayman Fund, L.P., collectively the "Special Sitations Funds". Austin W. Marxe and David M. Greenhouse are the primary owners of the investment advisory general partner of each of the Special Situations Funds. Special Situations Funds disclaims beneficial ownership of all shares of Common Stock held by it. Special Situations Funds' address is 153 East 53/rd/ Street, New York, NY 10022. The principal address of Special Situations Cayman Fund, L.P. is c/o CIBC Bank and Trust Company (Cayman) Limited, CIBC Bank Building, P.O. Box 694, Grand Cayman, Cayman Islands, British West Indies.

(3) Includes an aggregate of 1,207,000 shares of Common Stock held by State of Wisconsin Investment Board in discretionary accounts for the benefit of its clients. Its address is P.O. Box 7842, Madison, Wisconsin 53707.

(4) Except for its ownership of shares of Common Stock, SPACEHAB Taiwan, Inc. has no other affiliation with the Company. Its address is 14th Floor No. 180, Chang-Shiao E. Road, Sec. 4, Taipei, Taiwan, R.O.C.

(5) Represents 791,444 shares of Common Stock held by Zesiger Capital Group LLC in discretionary accounts for the benefit of its clients. This holder disclaims beneficial ownership of all shares of Common Stock held by it. This holder's address is 320 Park Avenue, New York, New York 10022.

(6) Includes 73,390 shares of Common Stock that would result upon the conversion of 1,000,000 units of the Company's 8% Convertible Subordinated Notes due 2007 held by Franklin Advisory Services, LLC, a subsidiary of Franklin Resources, Inc. This holder disclaims beneficial ownership of all shares of Common Stock and Convertible Bond Units held by it. This holder's address is 777 Mariners Island Blvd., P.O. Box 7777, San Mateo, CA 94404.

(7) Represents 614,582 shares of Common Stock beneficially owned by Mitsubishi Corporation and its affiliates. The address of Mitsubishi Corporation is 3-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo, Japan.

(8) Represents 590,000 shares of Common Stock held by Investment Counselors of Maryland ("ICM") in discretionary amounts for the benefit of its clients. ICM disclaims beneficial ownership of shares of Common Stock held by it. ICM's address is 803 Cathedral Street, Baltimore, MD 21201.

(9) Represents options to purchase 25,000 shares of Common Stock. Excludes 614,582 shares of Common Stock held by Mitsubishi Corporation and its affiliates. Mr. Aihara is currently President and Chief Executive Officer of Mitsubishi International Corporation. Mr. Aihara disclaims beneficial ownership of all shares of Common Stock held by Mitsubishi Corporation and its affiliates.

(10) Includes options to purchase 25,000 shares of Common Stock.

(11) Represents (i) 35,000 shares of Common Stock held in the Gordon S. Macklin Family Trust, and (ii) options to purchase 45,000 shares of Common Stock.

(12) Represent options to purchase 25,000 shares of Common Stock.

(13) Includes options to purchase 15,000 shares of Common Stock. Excludes 198,417 shares of Common Stock held by Alenia Spazio, for whom Mr. Viriglio serves as Chief Executive Officer. Mr. Viriglio disclaims beneficial ownership of all shares of Common Stock held by Alenia Spazio.

(14) Includes (i) 18,075 shares of Common Stock; (ii) options to purchase 565,869 shares of Common Stock; (iii) options held by Poly Ventures Associates, Inc. to purchase 35,416 shares of Common Stock; and (iv) 82,291 shares of Common Stock held by Harrison Enterprises, Inc., of which Dr. Harrison is a director and officer and retains sole voting and investment power with respect to such shares.

(15) Includes options to purchase 56,838 shares of Common Stock and 4,200 shares of Common Stock purchased through the Company's 1997 Employee Stock Purchase Plan.

(16) Includes options to purchase 141,960 shares of Common Stock and 7,451 shares of Common Stock purchased through the Company's 1997 Employee Stock Purchase Plan.

(17) Includes options to purchase 114,259 shares of Common Stock and 5,374 shares of Common Stock purchased through the Company's 1997 Employee Stock Purchase Plan.

(18) Includes options to purchase 100,000 shares of Common Stock and 6,294 shares of Common Stock purchased through the Company's 1997 Employee Stock Purchase Plan.

Executive Compensation

Summary Compensation Table

          The following table summarizes the compensation paid by the Company for the last three fiscal years to its Chief Executive Officer and the Company's five other most highly compensated executive officers other than the Chief Executive Officer. These officers are referred to in this proxy statement as the Named Executive Officers.

                                                                                      LONG-TERM
                             ANNUAL COMPENSATION                                     COMPENSATION
---------------------------------------------------------------------------------------------------------------------
            Name and                Fiscal Year     Salary($)      Bonus($)           Securities        Other Annual
       Principal Position                                                       Underlying Option/SARs   Comp.($)/(1)/
 ---------------------------------------------------------------------------------------------------------------------

Dr. Shelly A. Harrison/(3)/             2000           414,733        117,401           200,000                --
 Chairman and Chief Executive           1999           358,917        120,318            41,000                --
  Officer                               1998           281,250        160,000            91,000                --

Michael E. Kearney/(4)/                 2000           214,532         55,623            40,000                --
 Senior Vice President, Business        1999           185,917         45,645            12,000                --
  Development                           1998           149,750         58,000            11,000                --

John M. Lounge/(5)/                     2000           207,133         45,768            60,832                --
 Senior Vice President,                 1999           186,600         47,647            12,000                --
  Enterprise Program                    1998           170,267         61,360            11,000                --

David A. Rossi/(6)/                     2000           250,647         61,573            78,498                --
 President and Chief Operating          1999           227,667         70,614            33,000                --
  Officer                               1998           188,075         94,000            11,000                --

W. Thomas Short                         2000           210,077         46,683            40,000                --
 Senior Vice President, Johnson         1999           187,914         46,096            90,000                --
  Engineering Corporation               1998                --             --                --                --


__________________

(1) Except as indicated, no executive named in the above table received Other Annual Compensation in an amount in excess of the lesser of either $50,000 or 10% of the total of salary and bonus reported for him or her in the two preceding columns.

(2) Mr. Rossi assumed the position of President and Chief Operating Officer on January 15, 1998. Prior to that date, Mr. Rossi served as the Senior Vice President, Business Development.

(3) Dr. Harrison received a grant of 1,000,000 shares of common stock of Space Media, Inc., a newly formed wholly-owned subsidiary of the Company. Dr. Harrison also received an option to purchase 500,000 shares of restricted stock of Space Media at $0.01 per share upon formation of Space Media, Inc.

(4) Mr. Kearney received an option to purchase 100,000 shares of restricted stock of Space Media, Inc., a newly formed wholly-owned subsidiary of the Company.

(5) Mr. Lounge received an option to purchase 100,000 shares of restricted stock of Space Media, Inc., a newly formed wholly-owned subsidiary of the Company.

(6) Mr. Rossi received an option to purchase 250,000 shares of restricted stock of Space Media, Inc., a newly formed wholly-owned subsidiary of the Company.

Option Grants in Fiscal Year 2000

          The following table sets forth information relating to the grant of stock options by the Company during fiscal year 2000 to the Named Executive Officers under the Company's 1994 Stock Incentive Plan. The Company did not grant any stock appreciation rights in fiscal year 2000.


                                                   Individual Grants
                              --------------------------------------------------------
                                Number of      % of Total                                   Potential Realizable
                                   of            Options                                     Value at Assumed
                                Securities      Granted to    Exercise                    Annual Rates of Stock
                                Underlying     Employees in   Price Per                   Price Appreciation For
                                                  Fiscal        Share    Expiration         Option Term /(1)/
                                  Options                                                  5%             10%
                                  -------                                                 ---             ---
     Name                           (#)          2000         ($/sh)           Date
     ----                           ---          ----         ------          -----
Dr. Shelley A. Harrison/(3)/      200,000         19.1%       5.125        July 1, 2009     644,617       1,633,586
Michael E. Kearney/(4)/            40,000          3.8%       5.125        July 1, 2009     128,923         326,717
John M. Lounge/(5)/                60,832          5.8%       5.125        July 1, 2009     196,097         496,872
David A. Rossi/(6)/                78,498          7.5%       5.125        July 1, 2009     253,006         641,166
W. Thomas Short                    40,000          3.8%       5.125        July 1, 2009     128,923         302,548

__________________

(1) The indicated dollar amounts are the result of calculations based on the exercise price of the options and assume five and ten percent appreciation rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price.

(2)  The Options vest ratably over a four-year period commencing July 3, 2000.

(3) Dr. Harrison received a grant of 1,000,000 shares of common stock of Space Media, Inc., a newly formed wholly-owned subsidiary of the Company. Dr. Harrison also received an option to purchase 500,000 shares of restricted stock of Space Media at $0.01 per share upon formation of Space Media, Inc.

(4) Mr. Kearney received an option to purchase 100,000 shares of restricted stock of Space Media, Inc., a newly formed wholly-owned subsidiary of the Company.

(5) Mr. Lounge received an option to purchase 100,000 shares of restricted stock of Space Media, Inc., a newly formed wholly-owned subsidiary of the Company.

(6) Mr. Rossi received an option to purchase 250,000 shares of restricted stock of Space Media, Inc., a newly formed wholly-owned subsidiary of the Company.

Aggregated Option Exercises in Fiscal 2000 and Fiscal Year End Values

          The following table sets forth the number of shares covered by stock options held by the Named Executive Officers at June 30, 2000, and also shows the value of "in-the-money" options (market price of the Company's stock less the exercise price) at that date. Except as listed in the table, no other Named Executive Officer exercised any Company stock options or beneficially owned unexercised Company stock options.


                                          Number of Securities Underlying    Value of Unexercised In-the-Money
                                          Unexercised Options at June 30,       Options at June 30, 2000/(1)/
                                                        2000                                ($)
                                                        (#)
Name                                       Exercisable      Unexercisable      Exercisable      Unexercisable
----                                       -----------      -------------      -----------      -------------
Dr. Shelley A. Harrison/(2)/                 508,344           254,000               0                 0
Michael E. Kearney/(3)/                       36,713            57,914               0                 0
John M. Lounge/(4)/                           92,926            62,622               0                 0
David A. Rossi/(5)/                          110,294           110,404               0                 0
W. Thomas Short                               90,000            40,000               0                 0

__________________

(1) Based on the difference between the closing market price on June 30, 2000 for the Common Stock, which was $4.50 per share, and the option exercise price. The above valuations may not reflect the actual value of unexercised options, as the value of unexercised options will fluctuate with market activity.

(2) Dr. Harrison received a grant of 1,000,000 shares of common stock of Space Media, Inc., a newly formed wholly-owned subsidiary of the Company. Dr. Harrison also received an option to purchase 500,000 shares of restricted stock of Space Media, Inc. at $0.01 per share upon formation of the subsidiary.

(3) Mr. Kearney received an option to purchase 100,000 shares of restricted stock of Space Media, Inc., a newly formed wholly-owned subsidiary, at a price of $0.01 per share upon formation of the subsidiary.

(4) Mr. Lounge received an option to purchase 100,000 shares of restricted stock of Space Media, Inc., a newly formed wholly-owned subsidiary, at a price of $0.01 per share upon formation of the subsidiary.

(5) Mr. Rossi received an option to purchase 250,000 shares of restricted stock of Space Media, Inc., a newly formed wholly-owned subsidiary, at a price of $0.01 per share upon formation of the subsidiary.

Employment Agreements

          On April 1, 1997, the Company entered into an employment agreement with Dr. Harrison, which was amended on January 15, 1998 and was amended and restated on January 15, 1999. The agreement provides that Dr. Harrison will serve the Company as Chief Executive Officer through March 31, 2002, subject to earlier termination as provided in the agreement. Thereafter, Dr. Harrison's employment term will automatically renew for consecutive one-year terms unless notice is delivered, by Dr. Harrison or the Company, 90 days prior to the expiration of such term. The agreement sets forth a minimum base salary for Dr. Harrison of $275,000, $300,000, $325,000, $350,000 and $375,000 for the first five years, respectively, of the agreement's term. Dr. Harrison is entitled to participate in the employee benefit plans of the Company and is eligible for the grant of stock options, in the sole discretion of the Compensation Committee, under the Company's 1994 Stock Incentive Plan. In addition, pursuant to the agreement, the Company agreed to grant 60,000 additional options to Dr. Harrison in October 1997. In the event of a transaction constituting a change in control of the Company (as defined in the agreement), Dr. Harrison is also entitled to a special bonus equal to three times the highest of his last three annual bonuses. The agreement includes provisions that are effective upon termination of Dr. Harrison's employment under certain circumstances. Pursuant to the agreement, following a termination of his employment other than for "cause" or a "material breach" (each as defined in the agreement) Dr. Harrison is entitled to continuation of his base salary and medical coverage and certain other benefits for thirty months and immediate vesting of all unvested options. Also pursuant to the agreement, if Dr. Harrison's employment is terminated following a change in control of the Company other than for "cause" or a "material breach", Dr. Harrison will be entitled to a lump-sum amount equal to three times the sum of his then-current base salary plus the average of his last three annual bonuses, and Dr. Harrison will also be entitled to continuation of medical coverage and certain other benefits for thirty six months

          On January 15, 1998, the Company entered into an employment agreement with Mr. Rossi. That agreement rescinds and replaces the employment agreement between the Company and Mr. Rossi entered into on December 21, 1995. The new agreement provides that Mr. Rossi will serve as the Company's President and Chief Operating Officer for a term of three years, subject to automatic annual renewal for one-year terms thereafter. The agreement sets forth a minimum base salary of $210,000 per year for its term, subject to increase at the sole discretion of the Compensation Committee of the Board of Directors. Mr. Rossi is also eligible to receive, at the sole discretion of the Compensation Committee, an annual performance-based bonus. Mr. Rossi is entitled to participate in the employee benefit plans of the Company and is eligible for the grant of stock options, in the sole discretion of the Compensation Committee, under the Company's 1994 Stock Incentive Plan. The agreement includes provisions that are effective upon the termination of Mr. Rossi's employment under certain circumstances. In general, Mr. Rossi is entitled to continuation of his base salary and medical coverage and certain other benefits for six months following a termination of employment by the Company other than for "cause" or a "material breach" (each as defined in the agreement).

          On April 10, 1997, the Company entered into an employment agreement with Mr. Lounge. That agreement provides that Mr. Lounge will serve the Company as Vice President, Operations for a term of three years, subject to earlier termination as provided in his agreement. The agreement sets forth a minimum base salary of $125,000 per year for its term, subject to increase at the sole discretion of the Compensation Committee of the Board of Directors. Mr. Lounge is also eligible to receive, at the sole discretion of the Compensation Committee, an annual performance-based bonus. Mr. Lounge is entitled to participate in the employee benefit plans of the Company and is eligible for the grant of stock options, in the sole discretion of the Compensation Committee, under the Company's 1994 Stock Incentive Plan. The agreement includes provisions that are effective upon the termination of Mr. Lounge's employment under certain circumstances. In general, Mr. Lounge is entitled to continuation of his base salary and medical coverage and certain other benefits for six months following a termination of employment by the Company other than for "cause" or a "material breach" (each as defined in the agreement).

          The employment agreements for each of Dr. Harrison, Mr. Rossi and Mr. Lounge include certain restrictive covenants for the benefit of the Company relating to non-disclosure by the officers of the Company's confidential business information, the Company's right to inventions and technical improvements of the officers, and noncompetition by the officers with the Company's business for a period of six months following termination of employment under Mr. Rossi's and

Mr. Lounge's employment agreement, and twelve months following termination of Dr. Harrison's employment under his employment agreement.

Indemnification Agreements

          The Company has entered into indemnification agreements with each of its directors, Named Executive Officers and with certain other officers and senior managers. The agreements provide that the Company shall indemnify and hold harmless each indemnitee from liabilities incurred as a result of such indemnitee's status as a director, officer or employee of the Company, subject to certain limitations.

Compensation Committee Report on Executive Compensation

          Compensation of the Company's executives is subject to review and approval by the Compensation Committee of the Company's Board of Directors. The Compensation Committee consists of two non-employee directors, James R. Thompson (Chairman) and Dr. Edward E. David, Jr., and the Chairman and Chief Executive Officer of the Company, Dr. Shelley A. Harrison.

Compensation Philosophy

          In determining executive compensation policies, the Compensation Committee has four primary objectives:

          (1)  to attract, motivate and retain key executive talent;

          (2) to balance the flexibility to reward individuals' skills with the need to structure compensation for defined roles;

          (3) to ensure that executive compensation is competitive with that of other leading companies in related fields; and

          (4) to provide incentives to achieve corporate objectives, thereby contributing to the overall goal of enhancing stockholder value.

          The Compensation Committee's compensation policies discussed below are designed to achieve the foregoing objectives. The Compensation Committee expects to continuously review and refine the Company's compensation practices as necessary to respond to a changing business environment.

          In order to evaluate and establish appropriate compensation practices, the Company consults multiple sources of information. The Compensation Committee uses data from benchmark companies within the aerospace or similar high technology industries to assess the Company's performance and compensation operations, product lines, revenues and markets served. The Compensation Committee seeks to set its executive compensation levels competitively with the benchmark companies, to the extent such targets are consistent with the Compensation Committee's objectives.

Elements of Executive Compensation.

          The Company's executive compensation program has three components: (1) annual cash compensation in the form of base salary and incentive bonus payments, (2) long-term incentive compensation in the form of stock options granted under the Company's 1994 Stock Incentive Plan and (3) other compensation and employee benefits generally available to all employees of the Company, such as health insurance and retirement plan contributions. Annual cash compensation is primarily designed to reward current performance. Long-term incentives and other compensation and employee benefits are primarily designed to create performance incentives over the long term for executive officers and employees.

Base Salary. The base salary of each executive officer is set at a level deemed sufficient to attract and retain qualified executive officers. The Compensation Committee has generally determined target base salaries according to the average base salaries paid by benchmark aerospace and similar high technology companies. Aggregate base salary increases are intended to maintain compensation levels that are in line with leading companies in related fields, while individual base salary increases are set to reflect individual performance levels. The base salaries of certain executive officers are subject to minimums set forth in individual employment agreements.

Incentive Bonuses. Annual cash bonuses are designed to provide incentives based on individual contribution to the achievement of the Company's annual business goals. Bonus payments have generally been reflective of the Company's performance in achieving revenues, profitability and other operating and corporate objectives, as well as the scope of an executive officer's responsibilities. The Compensation Committee makes a determination as to incentive bonus payments at the end of each year based on a subjective evaluation of the contributions of individual executive officers to the achievement of the Company's annual business goals. The award of annual incentive bonuses is based on achieving corporate goals and the amount of individual incentive bonus payments determined by percentage ranges established annually by the Compensation Committee.

Long-Term Incentives. The grant of stock options is the Company's current method for providing long-term incentive compensation to its employees. The Compensation Committee believes that the use of stock options attracts and retains qualified personnel for positions of substantial responsibility and also serves to motivate its executive officers to promote the success of the Company's business and maximize stockholder value.

Compensation of Chief Executive Officer.

          The Compensation Committee based the Chief Executive Officer's compensation for fiscal year 2000 on the policies described above.

          Dr. Shelley A. Harrison served as Chairman and CEO of the Company throughout the fiscal year. During fiscal year 2000, Dr. Harrison received a total of $532,134 for his services. Dr. Harrison's compensation for fiscal year 2000 was deemed by the Compensation Committee to be appropriate given Dr. Harrison's qualifications and significant contributions to meeting the Company's objectives. In fiscal 2000, Dr. Harrison received a grant of options to purchase 41,000 shares of the Company's common stock at an exercise price of $ 4.875 per share. These options vest over a four-year period from the date of grant. Additionally, Dr. Harrison received a grant of 1,000,000 shares of common stock of Space Media, Inc., a newly formed wholly-owned subsidiary of the Company. Dr. Harrison also received an option to purchase 500,000 shares of restricted stock of Space Media, Inc. at $0.01 per share upon formation of the subsidiary. These grants were intended to continue to maintain the overall competitiveness of Dr. Harrison's compensation package and strengthen the alignment of Dr. Harrison's interests with those of the stockholders during a crucial phase of the Company's development.

Tax Deductibility of Executive Compensation.

          Section 162(m) of the Tax Code disallows corporate deductibility for certain compensation paid in excess of $1 million to the Company's Chief Executive Officer and to each of the four other most highly paid executive officers of publicly-held companies. "Performance-based compensation," as defined in Section 162(m), is not subject to the deductibility limitation provided certain stockholder approval and other requirements are met. The Company believes that the stock options granted in fiscal year 2000 and prior years satisfied the requirements of federal tax law and thus compensation recognized in connection with such awards should be fully deductible. It is the Company's intention to maximize the deductibility of compensation paid to its officers, to the extent consistent with the best interests of the Company. During fiscal year 2000, the Company did not exceed the $1 million deductibility cap with respect to any officer covered by Section 162(m).

                                      COMPENSATION COMMITTEE,

                                      James R. Thompson, Chairman
                                      Dr. Edward E. David, Jr.
                                      Dr. Shelley A. Harrison

          Notwithstanding any statement to the contrary in any of the Company's previous or future filings with the Securities and Exchange Commission, the Report of the Compensation Committee and the accompanying Performance Graph shall not be deemed to be incorporated by reference as a result of any general incorporation by reference of this proxy statement or any part thereof into any such filings.

Performance Graph

          Set forth below is a line graph comparing the Company's cumulative total stockholder return on its Common Stock since December 22, 1995, the date the Common Stock began trading on the Nasdaq National Market (as measured by dividing the difference between the Company's share price at the beginning and the end of the measurement period by the share price at the beginning of the measurement period) with (i) the cumulative total return of the Nasdaq Stock Market Index of U.S. Companies and (ii) the cumulative total return of the Standard & Poor's Aerospace/Defense Index.

                     Comparison of Cumulative Total Return*


                             [Graph Appears Here]

                                                                             NASDAQ                Standard & Poor's
                                                                          U.S. Company             Aerospace/Defense
                                               SPACEAHAB                      Index                     Index
                                     ----------------------------------------------------------------------------------
December 22, 1995                                $100.00                    $100.00                     $100.00
June 30, 1996                                    $ 91.70                    $113.80                     $111.65
June 30, 1997                                    $ 80.70                    $138.40                     $139.98
June 30, 1998                                    $ 96.39                    $182.54                     $130.13
June 30, 1999                                    $ 42.71                    $260.66                     $118.69
June 30, 2000                                    $ 37.50                    $385.86                     $102.72

___________________
  * Assumes that the value of an investment in the Company's Common Stock, the Nasdaq Stock Market Index of U.S. Companies and the Standard & Poor's Aerospace/Defense Index was $100 on December 22, 1995 and that all dividends were reinvested.

                                 OTHER MATTERS

          The Board of Directors of the Company knows of no matters to be presented at the 2000 Annual Meeting other than those described in this proxy statement. In the event that other business properly comes before the meeting, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

Proxy Solicitation Expense

          The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company and its subsidiaries, without receiving any additional compensation, may solicit proxies personally or by telephone or facsimile. The Company has retained American Stock Transfer & Trust Company to request brokerage houses, banks and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares and will reimburse them for their expenses in doing so. The Company does not anticipate that the costs and expenses incurred in connection with this proxy solicitation will exceed those normally expended for a proxy solicitation for those matters to be voted on in the 2000 Annual Meeting.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who beneficially own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission, or SEC. Such directors, executive officers and greater than 10% stockholders are required by SEC regulation to furnish to the Company copies of all Section 16(a) forms they file.

          The Company believes that during fiscal year 2000, all Section 16(a) filing requirements were satisfied on a timely basis, except for one filing for Mr. Gordon S. Macklin (one filing covering one transaction). The Company believes that the late filing noted above was inadvertent and due to an administrative oversight.

Deadline for Submission of Stockholder Proposals for Next Year's Annual Meeting

          The proxy rules adopted by the SEC provide that certain stockholder proposals must be included in the proxy statement for the Company's 2001 Annual Meeting. For a proposal to be considered for inclusion in the Company's proxy materials for the Company's 2001 Annual Meeting of Stockholders, it must be received in writing by the Company on or before May 15, 2001 at its principal office, 300 D Street, SW, Suite 814, Washington, DC 20024, Attention: Secretary.

          The Company's Annual Report to Stockholders, including the Company's audited financial statements for the year ended June 30, 2000, is being mailed herewith to all stockholders of record on the record date.



                              By Order of the Board of Directors,



                              Julia A. Pulzone
                              Senior Vice President, Finance, Chief Financial Officer and Secretary

Washington, D.C.
September 11, 2000

          Each stockholder, whether or not he or she expects to be present in person at the Annual Meeting, is requested to MARK, SIGN, DATE and RETURN THE ENCLOSED PROXY CARD in the accompanying envelope as promptly as possible. A stockholder may revoke his or her proxy at any time prior to voting.

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                                     PROXY
                            SPACEHAB, INCORPORATED

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               ANNUAL MEETING OF STOCKHOLDERS - OCTOBER 12, 2000

   The undersigned hereby appoints Dr. Shelley A. Harrison and David A. Rossi, and each of them, as proxies of the undersigned, each with full power to act without the other and with full power of substitution and re-substitution, to vote all the shares of Common Stock of SPACEHAB, Incorporated that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on October 12, 2000, at 10:00 a.m. (local time), and at any postponements or adjournments thereof, with all the powers the undersigned would have if personally present, as follows:

                (Continued and to be signed on reverse side.)

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


                        PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF STOCKHOLDERS
                            SPACEHAB, INCORPORATED

                               OCTOBER 12, 2000


              [ Please Detach and Mail in the Envelope Provided ]

-------------------------------------------------------------------------------

A[X] Please mark your  ---                                             |
     votes as in this  |                                               |
     example.                                                           ----

                FOR all nominees         WITHHOLD            The Board of Directors recommends a vote FOR the following items:
                listed at right (except  AUTHORITY to vote
                as marked to the         for all nominees
                contrary below)          listed at right                                                   FOR  AGAINST  ABSTAIN
(1) To elect to     [     ]                  [     ]    NOMINEES:           (2)   Ratification of the      [  ]   [  ]     [  ]
    the Board of                                         Hironori Aihara,          appointment by the Board
    Directors the                                        Melvin D. Booth,          of Directors of Ernst &
    nominees for                                         Dr. Edward E. David,      Young LLP as independent
    the term indicated in the proxy statement.           Jr., Richard Fairbanks,   public accountants for fiscal
                                                         Dr. Shelley A. Harrison,  2001.
                                                         Gordon S. Macklin, David
                                                         A. Rossi, Yuri P. Semenov,
                                                         James R. Thompson
INSTRUCTION: To withold authority to vote for any                                    In their discretion, the proxies are authorized
individual nominee, write that nominee's name in                                   to vote upon such other matters as may properly
the space provided below.                                                          come before the meeting, all in accordance with
                                                                                   the accompanying Notice and proxy statement,
                                                                                   receipt of which is hereby acknowledged.


______________________________________________                                        IF THIS PROXY IS PROPERLY EXECUTED AND
                                                                                   RETURNED, THE SHARES REPRESENTED THEREBY
                                                                                   WILL BE VOTED. IF A CHOICE IS SPECIFIED
                                                                                   BY THE STOCKHOLDER, THE SHARES WILL BE
                                                                                   VOTED ACCORDINGLY. IF NOT OTHERWISE SPECIFIED,
                                                                                   THE SHARES REPRESENTED BY THIS PROXY WILL BE
                                                                                   VOTED FOR ITEMS 1 AND 2.




Signature______________________________________________       ______________________________________________ Dated___________,2000
                                                                 SIGNATURE IF HELD JOINTLY
NOTE: Sign exactly as name appears hereon. When signing in a representative capacity, please give full title. Joint owners (if any)
      should each sign.


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